UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	March 11, 2026

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Original Equipment and Manufacturing and Development Services

As previously reported, on December 9, 2025, Teleflex Incorporated (the “Company”) entered into an Equity Purchase Agreement (the “OEM Agreement”) with Lotus US Bidco Inc. (the “OEM Purchaser”). The OEM Purchaser is a newly formed entity and an affiliate of Montagu Private Equity LLP and Kohlberg & CO., L.L.C.

The closing of the transactions contemplated by the OEM Agreement (the “OEM Transaction”) is subject to customary conditions, including the expiration or termination of any waiting period applicable to the consummation of the OEM Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

Effective as of 11:59 p.m. Eastern Time on March 13, 2026, the waiting period under the HSR Act with respect to the OEM Transaction expired, satisfying one of the conditions to the completion of the OEM Transaction.

The OEM Transaction is currently anticipated to be completed in the third quarter of 2026. The closing of the OEM Transaction remains subject to certain other regulatory approvals and conditions as set forth in the OEM Agreement.

Acute Care and Interventional Urology

As previously reported, on December 9, 2025, the Company also entered into an Equity Purchase Agreement (the “Acute Care and Urology Agreement”, and together with the OEM Agreement, the “Agreements”) with Intersurgical Limited (the “Acute Care and Urology Purchaser”).

The closing of the transactions contemplated by the Acute Care and Urology Agreement (the “Acute Care and Urology Transaction”) is subject to customary conditions, including the expiration or termination of any waiting period applicable to the consummation of the Acute Care and Urology Transaction under HSR Act.

On March 11, 2026, the Company and the Acute Care and Urology Purchaser each received a request for additional information and documentary material (each, a “Second Request”) from the U.S. Federal Trade Commission (the “FTC”) in connection with the FTC’s review of the Acute Care and Urology Transaction. Issuance of the Second Requests extends the waiting period under the HSR Act until 30 days after the Company and the Acute Care and Urology Purchaser have each substantially complied with the Second Request it received, unless the waiting period is extended voluntarily by the parties or terminated earlier by the FTC. The Company and the Acute Care and Urology Purchaser have been working cooperatively with the FTC and will continue to do so.

The Acute Care and Urology Transaction is currently anticipated to be completed in the second half of 2026.The closing of the Acute Care and Urology Transaction remains subject to regulatory approvals and certain other conditions set forth in the Acute Care and Urology Agreement.

The OEM Transaction and the Acute Care and Urology Transaction constitute separate transactions which may be consummated independently from one another.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2026	TELEFLEX INCORPORATED By: /s/ Daniel V. Logue Name: Daniel V. Logue Title: Corporate Vice President, General Counsel and Secretary